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                                                                 Exhibit 4.3(b)

                                SECOND AMENDMENT
                             TO FINANCING AGREEMENT


                  SECOND AMENDMENT, dated as of April 13, 2005 (this "Amendment"), to the Amended and Restated Financing Agreement, dated as of September 4, 2003, as amended by the First Amendment, dated as of November 23, 2004 (as amended, restated, modified, supplemented or otherwise changed from time to time, the "Financing Agreement"), by and among Allied Holdings, Inc., a Georgia corporation (the "Parent"), and Allied Systems, Ltd. (L.P.), a Georgia limited partnership ("Allied Systems" and together with the Parent, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages thereto (each a "Guarantor" and collectively, the "Guarantors"), each of the lenders from time to time party thereto as a Lender (each a "Lender" and collectively, the "Lenders"), Ableco Finance LLC, a Delaware limited liability company ("Ableco"), as collateral agent for the Lenders (in such capacity, the "Collateral Agent"), and Wells Fargo Foothill, Inc., formerly known as Foothill Capital Corporation, a California corporation ("Foothill"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

                                    RECITALS

                  The Borrowers, the Agents and the Lenders wish to amend certain terms and provisions of the Financing Agreement in order to (a) create an additional supplemental term loan in an aggregate principal amount equal to $25,000,000 and (b) to amend certain other terms and conditions of the Financing Agreement, in each case subject to the terms and conditions set forth in this Amendment. The proceeds of such additional supplemental term loan will be used to repay the Revolving Loans, to pay fees and expenses related to this Amendment and to fund working capital of the Borrowers.

                  NOW, THEREFORE, the Borrowers, the Guarantors, the Agents and the Lenders hereby agree as follows:

                  1. Capitalized Terms. All terms which are defined in the Financing Agreement and not otherwise defined herein are used herein as defined therein.

                  2. Amendments to Financing Agreement.

                           (a) Recitals. The second paragraph of the recitals to
the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                           "The Borrowers, the Guarantors, the Lenders and the Agents wish to amend the Existing Financing Agreement in order to restructure the Existing Credit Facility and, in that connection, to amend and restate the Existing Financing Agreement in its entirety, to provide for (i) the Existing Revolving Credit to be reduced from

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         $120,000,000 to $90,000,000, including a $50,000,000 subfacility for the issuance of letters of credit, (ii) the repayment of the Existing Term Loan D, (iii) the remaining Existing Term Loans, together with a portion of the loans under the Existing Revolving Credit Facility, to be amended and restated into a single $100,000,000 term loan (the outstanding principal balance of which was $74,101,493.94 as of the Second Amendment Effective Date), (iv) the Commitments (as hereinafter defined) of the Lenders to be as set forth on Schedule 1.01(A) hereto, and (v) certain other modifications contained herein. On (a) the First Amendment Effective Date, the Borrowers, the Guarantors, the Lenders and the Agents wish to amend the Financing Agreement in order to provide for a supplemental term loan in the aggregate principal amount of $20,000,000 and (b) the Second Amendment Effective Date, the Borrowers, the Guarantors, the Lenders and the Agents wish to amend the Financing Agreement in order to provide for an additional supplemental term loan in the aggregate principal amount of $25,000,000."

                           (b) Existing Definitions. Each of the following
definitions in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                           " 'Commitments' means, with respect to each Lender, such Lender's Revolving Credit Commitment, Term Loan Commitment, Supplemental Term Loan Commitment and Additional Supplemental Term Loan Commitment."

                           " 'Consolidated Net Income' means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non recurring gains or losses or gains or losses from Dispositions, (b) restructuring charges, (c) effects of discontinued operations, (d) non-cash expenses resulting from the grant of equity compensation to its employees, (e) any non-cash income or loss attributable to any intercompany foreign currency transactions, (f) any non-cash income or loss attributable to any joint venture of any Person, (g) any non-cash charges relating to the impairment of the Axis Entity's goodwill in an aggregate amount not exceeding $12,000,000 and (h) any non-cash charges attributable to not discounting self-insurance reserves previously discounted in accordance with GAAP in an aggregate amount not exceeding $12,000,000 in Fiscal Year 2004."

                           " 'Fee Letter' means, each of (a) the Fee Letter, dated as of February 25, 2002, among the Borrowers, the Collateral Agent and the Administrative Agent, (b) the Supplemental Fee Letter, dated as of September 4, 2003, among the Borrowers, the Collateral Agent and the Administrative Agent, (c) the Supplemental Term Loan Fee Letter, (d) the Revolver Fee Letter, (e) the Additional Supplemental Term Loan Fee Letter and (f) the Supplemental Revolver Fee Letter."

                           " 'Loan' means the Term Loan, the Supplemental Term Loan, the Additional Supplemental Term Loan or any Revolving Loan made by an Agent or a Lender to Allied Systems pursuant to Article II hereof."


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                           " 'Pro Rata Share' means:

                           (a) with respect to a Revolving Loan Lender's obligation to make Revolving Loans and receive payments of interest, fees and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, by (ii) the Total Revolving Credit Commitment, provided, that, if the Total Revolving Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Agent Advances) and its interest in the Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all Revolving Loans (including Agent Advances) and Letter of Credit Obligations,

                           (b) with respect to a Term Loan Lender's obligation to make the Term Loan and receive payments of interest, fees and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the Total Term Loan Commitment, provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loan,

                           (c) with respect to a Supplemental Term Loan Lender's obligation to make the Supplemental Term Loan and receive payments of interest, fees and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Supplemental Term Loan Commitment, by (ii) the Total Supplemental Term Loan Commitment, provided that if the Total Supplemental Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Supplemental Term Loan and the denominator shall be the aggregate unpaid principal amount of the Supplemental Term Loan,

                           (d) with respect to an Additional Supplemental Term Loan Lender's obligation to make the Additional Supplemental Term Loan and receive payments of interest, fees and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Additional Supplemental Term Loan Commitment, by (ii) the Total Additional Supplemental Term Loan Commitment, provided that if the Total Additional Supplemental Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Additional Supplemental Term Loan and the denominator shall be the aggregate unpaid principal amount of the Additional Supplemental Term Loan,

                           (e) with respect to any indemnification obligations under Section 10.05 arising from or related to the Collateral, the percentage obtained by dividing (i) the sum of such Lender's Revolving Credit Commitment and the unpaid principal amount of such Lender's portion of the Term Loan, the Supplemental Term Loan and the Additional Supplemental Term Loan, by (ii) the sum of the Total Revolving Credit Commitment and the aggregate unpaid principal amount of the Term Loan, the Supplemental Term Loan and the Additional Supplemental Term Loan, provided, that, if such Lender's Revolving Credit Commitment shall have been reduced to zero, such Lender's Revolving Credit


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         Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Agent Advances) and its interest in the Letter of Credit Obligations and if the Total Revolving Credit Commitment shall have been reduced to zero, the Total Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving Loans (including Agent Advances) and Letter of Credit Obligations, and

                           (f) with respect to all other matters, the percentage obtained by dividing (i) the sum of such Lender's Revolving Credit Commitment and the unpaid principal amount of such Lender's portion of the Term Loan, the Supplemental Term Loan and the Additional Supplemental Term Loan, by (ii) the sum of the Total Revolving Credit Commitment and the aggregate unpaid principal amount of the Term Loan, the Supplemental Term Loan and the Additional Supplemental Term Loan, provided, that, if such Lender's Revolving Credit Commitment shall have been reduced to zero, such Lender's Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Agent Advances) and its interest in the Letter of Credit Obligations and if the Total Revolving Credit Commitment shall have been reduced to zero, the Total Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving Loans (including Agent Advances) and Letter of Credit Obligations."

                           " 'Required Lenders' means Lenders whose share of the Term Loan, the Supplemental Term Loan and the Additional Supplemental Term Loan aggregate at least 51%, which percentage is obtained by dividing (i) the aggregate Term Loan Commitment, Supplemental Term Loan Commitment and Additional Supplemental Term Loan Commitment of each such Lender over (ii) the sum of the Total Term Loan Commitment, the Total Supplemental Term Loan Commitment and the Total Additional Supplemental Term Loan Commitment; provided that, if any such Commitment shall have been reduced to zero, clause (i) with respect to such Commitment shall be the aggregate unpaid principal amount of the Loans of each such Lender relating to such Commitment and clause (ii) with respect to such Commitment shall be the aggregate unpaid principal amount of all Loans related to such Commitment."

                           " 'Required Revolving Lenders' means Lenders whose Pro Rata Shares (calculated in accordance with clause (a) of the definition thereof) of the Total Revolving Credit Commitment aggregate at least 51%; provided, that such Lenders are composed of not less than two Lenders which have the Revolving Credit Commitments, one of which (together with its Affiliates) holds no Term Loan, Supplemental Term Loan or Additional Supplemental Term Loan."

                           " 'Term Loan Obligations' means any Obligation with respect to the Term Loan, the Supplemental Term Loan and/or the Additional Supplemental Term Loan (including, without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto)."


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                           " 'Total Commitment' means the sum of the Total
         Revolving Credit Commitment, the Total Term Loan Commitment, the Total Supplemental Term Loan Commitment and the Total Additional Supplemental Term Loan Commitment."

                           (c) New Definitions. Each of the following
definitions are hereby added to Section 1.01 of the Financing Agreement in the appropriate alphabetical order:

                           " 'Additional Supplemental Term Loan' means, collectively, the loans made by the Additional Supplemental Term Loan Lenders to Allied Systems on the Second Amendment Effective Date pursuant to Section 2.01(a)(iv)."

                           " 'Additional Supplemental Term Loan Commitment' means, with respect to each Lender, the commitment of such Lender to make the Additional Supplemental Term Loan to Allied Systems in the amount set forth in Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement."

                           " 'Additional Supplemental Term Loan Fee Letter' means the Additional Supplemental Term Loan Fee Letter, dated as of April 13, 2005, from the Borrowers to the Collateral Agent."

                           " 'Additional Supplemental Term Loan Lender' means a Lender with an Additional Supplemental Term Loan Commitment."

                           " 'Second Amendment Effective Date' means the date on which all of the conditions precedent to the effectiveness of the Second Amendment to Financing Agreement, dated as of April 13, 2005, by and among the Borrowers, the Lenders and the Agents have been fulfilled or waived."

                           " 'Supplemental Revolver Fee Letter' means the Supplemental Revolver Fee Letter, dated as of April 13, 2005, from the Borrowers to the Administrative Agent."

                           " 'Total Additional Supplemental Term Loan
         Commitment' means the sum of the amounts of the Lenders' Additional Supplemental Term Loan Commitments."

                           (d) Commitments. Section 2.01 of the Financing
Agreement is hereby amended as follows:

                                    (i) Section 2.01(a) of the Financing
         Agreement is hereby amended by (A) deleting the "and" at the end of clause (ii) thereof, (B) deleting the period at the end of clause (iii) thereof and inserting in lieu thereof "; and" and (C) adding a new clause (iv) immediately thereafter which shall read as follows:

                                    "(iv) each Additional Supplemental Term Loan
                  Lender severally agrees to make the Additional Supplemental Term Loan to Allied Systems on the Second Amendment Effective Date, in an aggregate principal amount not to exceed the amount of such Lender's Additional Supplemental Term Loan Commitment."


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                                    (ii) The last sentence of clause (ii) of
         Section 2.01(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                                    "The aggregate principal amount of (A) the
                  Supplemental Term Loan made on the First Amendment Effective Date shall not exceed the Total Supplemental Term Loan Commitment, and (B) the Additional Supplemental Term Loan made on the Second Amendment Effective Date shall not exceed the Total Additional Supplemental Term Loan Commitment."

                                    (iii) The last sentence of clause (iii) of
         Section 2.01(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                                    "Any principal amount of the Supplemental
                  Term Loan or the Additional Supplemental Term Loan which is repaid or prepaid may not be reborrowed."

                                    (iv) Subclause (x) of Section 2.01(b)(iv) of
         the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                                    "(x) three and one quarter (3.25) (or, for
the two-month period commencing April 1, 2005 and ending May 31, 2005, three and three quarters (3.75)) multiplied by"

                           (e) Making the Loans. Section 2.02 of the Financing
Agreement is hereby amended as follows:

                                    (i) The second sentence of Section 2.02(a)
         of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                  "Such Notice of Borrowing shall be irrevocable and shall specify (A) the principal amount of the proposed Loan (which, in the case of a LIBOR Rate Loan, must be in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess thereof), (B) in the case of a Revolving Loan, whether such Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto, (C) in the case of Loans requested on the Effective Date, the First Amendment Effective Date or the Second Amendment Effective Date, whether such Loan requested is to be a Revolving Loan, the Term Loan, the Supplemental Term Loan or the Additional Supplemental Term Loan, (D) the use of the proceeds of such proposed Loan and
                  (E) the proposed borrowing date, which must be a Business Day, and, (x) with respect to the Term Loan, must be the Effective Date, (y) with respect to the Supplemental Term Loan, must be the First Amendment Effective Date and (z) with respect to the Additional Supplemental Term Loan, must be the Second Amendment Effective Date."

                                    (ii) Section 2.02(c)(i) of the Financing
         Agreement is hereby amended and restated in its entirety to read as follows:


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                           "(c)(i) Except as otherwise provided in this
                  subsection 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment, the Total Term Loan Commitment, the Total Supplemental Term Loan Commitment and the Total Additional Supplemental Term Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender."

                           (f) Repayment of Loans. Clause (ii) of Section
2.03(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                            "(ii) The outstanding principal of the Supplemental Term Loan and the Additional Supplemental Term Loan shall be due and payable on the Final Maturity Date."

                           (g) Interest. Clause (c) of Section 2.04 of the
Financing Agreement is hereby amended and restated in its entirety to read as follows:

                           "(c) The Supplemental Term Loan and the Additional Supplemental Term Loan shall each bear interest on the principal amount thereof from time to time outstanding from the date of the Supplemental Term Loan and the date of the Additional Supplemental Term Loan, as applicable, until such principal amount becomes due, at a rate per annum equal to the greater of (x) the Reference Rate plus 8.50% and (y) 13.25%, provided that if Consolidated EBITDA of the Parent and its Subsidiaries for the Fiscal Year ending December 31, 2005, exceeds $70 million (to be calculated based upon the annual audited financial statements of the Parent to be delivered in accordance with Section 7.01(a)(ii)), the Supplemental Term Loan and the Additional Supplemental Term Loan shall each bear interest on the principal amount thereof from time to time outstanding from the date that the Parent delivers its annual audited financial statements pursuant to Section 7.01(a)(ii), together with delivery of its Form 10-K filed with the SEC, until such principal amount becomes due, at a rate per annum equal to the Applicable Interest Rate."

                           (h) Reduction of Commitments. Section 2.05(a) of the
Financing Agreement is hereby amended by inserting a new clause (iv) at the end thereof which shall read as follows:

                           "(iv) Additional Supplemental Term Loan. The Total Additional Supplemental Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Second Amendment Effective Date."


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                           (i) Optional Prepayment. Section 2.05(b)(ii) of the
Financing Agreement is hereby amended and restated in its entirety to read as follows:

                           "(ii) Term Loan, Supplemental Term Loan and
         Additional Supplemental Term Loan. Subject to Section 2.06(b), and after the first anniversary of the Effective Date, Allied Systems may, upon at least five (5) Business Days' prior written notice to the Agents, prepay without penalty or premium the principal of the Term Loan, the Supplemental Term Loan or the Additional Supplemental Term Loan, or all such Loans, in whole or in part, if, immediately after giving effect to such prepayment, Availability is greater than $15,000,000; provided, that, the principal amount of the Supplemental Term Loan and the Additional Supplemental Term Loan may not be prepaid until after the aggregate principal amount of the Term Loan is paid in full. Each prepayment of the Term Loan, the Supplemental Term Loan or the Additional Supplemental Term Loan made pursuant to this clause
         (b)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each prepayment of the Term Loan shall be applied against the remaining installments of principal due on the Term Loan in the inverse order of maturity."

                           (j) Mandatory Prepayment. Section 2.05(c)(ii) of the
Financing Agreement is hereby amended and restated in its entirety to read as follows:

                           "(ii) Allied Systems will immediately prepay the outstanding principal amount of the Term Loan, the Supplemental Term Loan and the Additional Supplemental Term Loan in the event that the Total Revolving Credit Commitment is terminated for any reason."

                           (k) Application of Payments. Section 2.05(d) of the
Financing Agreement is hereby amended and restated in its entirety to read as follows:

                           "(d) Application of Payments. In the absence of an
Event of Default, the prepayment proceeds shall be applied as follows:

                  (i) if the proceeds are from any Disposition of any Account Receivable, Inventory or Rolling Stock or any insurance policy or condemnation award with respect to Inventory or Rolling Stock, such proceeds shall be applied to the Revolving Loans until paid in full;

                  (ii) [intentionally omitted];

                  (iii) if the proceeds are from any Disposition of any Facility, any other assets of the Loan Parties not described in clause
         (i) above or any life insurance policy issued for the benefit of Parent or any of its Subsidiaries, such proceeds shall be applied, first, to the Term Loan until paid in full, second, ratably to the Supplemental Term Loan and the Additional Supplemental Term Loan, until paid in full, third, to the Revolving Loans until paid in full (and if the payment is from the proceeds of a Disposition of a Facility, the Total Revolving Credit Commitment shall be reduced by an amount equal to such amount of proceeds applied to the Revolving Loans hereunder) and fourth, to all other Obligations (including, without limitation, the Prepayment Premium) until paid in full;


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                  (iv) if the proceeds are from a Disposition of all or
         substantially all of the assets or Capital Stock of any Person (including the proceeds as a result of a Disposition of the Capital Stock or assets of any Axis Entity) or any insurance which Disposition or proceeds of insurance includes both (x) Accounts Receivable, Inventory or Rolling Stock and (y) other assets, such proceeds shall be applied as follows: (1) an amount equal to the Net Book Value, or if greater, an amount equal to the amount of Revolving Loans supported by such assets determined using the effective advance rate under the Borrowing Base against such Accounts Receivable, Inventory and Rolling Stock (determined at the time of such Disposition or event resulting in such insurance proceeds) shall be applied to the Revolving Loans until paid in full and (2) the remaining proceeds shall be applied first, to the Term Loan until paid in full, second, ratably to the Supplemental Term Loan and the Additional Supplemental Term Loan, until paid in full, third, to the Revolving Loans until paid in full and fourth, to all other Obligations (including, without limitation, the Prepayment Premium) until paid in full;

                  (v) if the proceeds are from Excess Cash Flow pursuant to paragraph (c)(iv) above, such proceeds shall be applied, first, to the Term Loan until paid in full, second, ratably to the Supplemental Term Loan and the Additional Supplemental Term Loan, until paid in full, third, to the Revolving Loans until paid in full and fourth, to all other Obligations (including, without limitation, the Prepayment Premium) until paid in full;

                  (vi) if the proceeds are from any event set forth in Section 2.05(c)(vi), (c)(vii) (other than proceeds from the Ryder Litigation) or (c)(viii), such proceeds shall be applied first, to the Term Loan until paid in full, second, ratably to the Supplemental Term Loan and the Additional Supplemental Term Loan, until paid in full, third, to the Revolving Loans until paid in full and fourth, to all other Obligations (including, without limitation, the Prepayment Premium) until paid in full; and

                  (vii) if the proceeds are from the Ryder Litigation, such proceeds shall be applied as follows: the first $3,000,000 in the aggregate from the Effective Date to the Revolving Loans until paid in full and then to the Term Loan until paid in full and then the remainder ratably to the Supplemental Term Loan and the Additional Supplemental Term Loan, until paid in full;

                  Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan in the inverse order of maturity."

                           (l) Early Termination by the Borrowers. The first
sentence of Section 2.06(b) is hereby amended and restated in its entirety to read as follows:

                           "If the Total Revolving Credit Commitment is terminated and all Obligations are paid in full (the first date on which the Total Revolving Credit Commitment is terminated and all Obligations are paid in full is hereafter referred to as the "Facility Termination Date") prior to the third anniversary of the Effective Date, Allied Systems shall pay to the Administrative Agent for the account of the Lenders an amount equal to: (i) $3,800,000, if the Facility Termination Date occurs at any time from

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                           the Effective Date until and including the first
                           anniversary of the Effective Date and (ii)
                           $1,900,000, if the Facility Termination Date occurs at any time after the first anniversary of the Effective Date until and including the third anniversary of the Effective Date (such amount referred to herein as the "Prepayment Premium")."

                           (m) Apportionment of Payments. Section 4.04 of the
Financing Agreement is hereby amended as follows:

                  (i) Clauses (x), (xi) and (xii) of Section 4.04(b) of the Financing Agreement are hereby amended and restated in their entirety to read as follows:

                           "; (x) tenth, ratably to pay the Term Loan
                           Obligations in respect of any fees, expense reimbursements and indemnities then due to the Supplemental Term Loan Lenders and the Additional Supplemental Term Loan Lenders until paid in full;
                           (xi) eleventh, ratably to pay interest due in respect of the Supplemental Term Loan and the Additional Supplemental Term Loan until paid in full; (xii) twelfth, ratably to pay principal of the Supplemental Term Loan and the Additional Supplemental Term Loan then due and payable until paid in full; and"

                  (ii) Section 4.04(e) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                           "(e) Notwithstanding anything contained in this Agreement, including, without limitation, Section 2.05(d) and Section 4.04(b), after the occurrence and during the continuance of an Event of Default, the proceeds from the Disposition of a Facility shall be applied to the Obligations in the following order of priority: (A) first, ratably to pay principal of the Term Loan then due and payable until paid in full;
                           (B) second, ratably to pay interest due in respect of the Term Loan until paid in full; (C) third, ratably to pay the Term Loan Obligations in respect of any fees, expense reimbursements and indemnities then due to the Term Loan Lenders until paid in full; (D) fourth, ratably to pay principal of the Supplemental Term Loan and the Additional Supplemental Term Loan then due and payable until paid in full; (E) fifth, ratably to pay interest due in respect of the Supplemental Term Loan and the Additional Supplemental Term Loan until paid in full; (F) sixth, ratably to pay the Term Loan Obligations in respect of any fees, expense reimbursements and indemnities then due to the Supplemental Term Loan Lenders and the Additional Supplemental Term Loan Lenders until paid in full; (G) seventh, ratably to pay the Obligations in respect of any fees (including any fees or charges assessed by the L/C Issuer), expense reimbursements, indemnities and other amounts then due to the Agents or the L/C Issuer until paid in full; (H) eighth, ratably to pay the Revolving Loan Obligations in respect of any fees (including Letter of Credit Fees), expense reimbursements and indemnities then due to the Revolving Loan


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                           Lenders until paid in full; (I) ninth, ratably to pay
                           interest due in respect of the Agent Advances until paid in full; (J) tenth, ratably to pay principal of the Agent Advances until paid in full; (K) eleventh, ratably to pay interest due in respect of the Revolving Loans and Reimbursement Obligations until paid in full; (L) twelfth, ratably to pay principal of the Revolving Loans and Letter of Credit Obligations (or, to the extent such Obligations are contingent, to provide cash collateral in an amount up to 110% of such Obligations) then due and payable until paid in full; and (M) thirteenth, to the ratable payment of all other Obligations then due and payable (including, without limitation, the
                           Prepayment Premium)."

                           (n) Use of Proceeds. Section 6.01(t) of the Financing
Agreement is hereby amended and restated in its entirety to read as follows:

                           "(t) Use of Proceeds. The proceeds of the Loans shall be used to (a) (i) in the case of Loans made on the Effective Date, restructure existing indebtedness of the Borrowers, including the Existing Term D Loan under the Existing Financing Agreement, and (ii) in the case of the Supplemental Term Loan and the Additional Supplemental Term Loan, prepay certain Revolving Loans outstanding on the First Amendment Effective Date and the Second Amendment Effective Date, as applicable, (b) pay fees and expenses in connection with the transactions contemplated hereby, and (c) fund working capital of the Loan Parties. The Letters of Credit will be used to support the Canadian Facility, certain cash management arrangements of the Loan Parties and other general working capital purposes."

                           (o) Reporting Requirements. Clause (ii) of Section
7.01(a) of the Financing Agreement is hereby amended by adding immediately after the reference to "90 days" the parenthetical phrase "(or, for the Fiscal Year 2004, 105 days)".

                           (p) Consolidated EBITDA. Clause (b) of Section 7.03
of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                  "(b) Permit Consolidated EBITDA of the Parent and its Subsidiaries for the twelve (12) consecutive months ending on the last day of each month to be less than $50,000,000; provided, however, that for the twelve (12) consecutive months ending on the last day of each month from and including December 31, 2004 through April 30, 2005, Consolidated EBITDA of the Parent and its Subsidiaries shall not be less than $46,000,000."

                           (q) Schedules. Schedule 1.01(A) to the Financing
Agreement is hereby amended in its entirety to read as set forth on Annex A attached hereto.

                  3. Conditions Precedent. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Second Amendment Effective Date"):

                           (a) Representations and Warranties; No Event of
Default. The representations and warranties contained herein, in Article VI of the Financing Agreement and in each other Loan Document are true and correct on and as of the Second Amendment Effective

Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and no Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date either immediately before or after giving effect to this Amendment in accordance with its terms.

                           (b) Delivery of Documents. The Collateral Agent shall
have received on or before the Second Amendment Effective Date, the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless otherwise indicated, dated as of the Second Amendment Effective Date:

                                    (i) counterparts of this Amendment, duly
         executed by each of the Loan Parties, the Agents and the Lenders;

                                    (ii) the Additional Supplemental Term Loan
         Fee Letter, duly executed by the Borrowers;

                                    (iii) a copy of the resolutions of each Loan
         Party, certified as of the Second Amendment Effective Date by an Authorized Officer thereof, authorizing the execution and delivery of this Amendment and the other documents to be executed and delivered by such Person in connection herewith and authorizing the transactions contemplated hereby and certified by the Secretary of each Loan Party;

                                    (iv) a certificate of an Authorized Officer
         of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign this Amendment and the other documents to be executed and delivered by such Person in connection herewith, together with evidence of the incumbency of such Authorized Officers;

                                    (v) a certificate of the chief financial
         officer of the Parent, certifying that after giving effect to the transactions contemplated by this Amendment and before and after giving effect to the Additional Supplemental Term Loan and this Amendment, each of the Borrowers individually is, and the Loan Parties on a consolidated basis are, Solvent;

                                    (vi) a certificate of an Authorized Officer
         of each Borrower, certifying as to the matters set forth in clause (a) of this Section 3;

                                    (vii) an opinion of counsel for the Loan
         Parties, as to such matters as the Collateral Agent may reasonably request;

                                    (viii) a certificate of the appropriate
         official(s) of the state or, federal government or provincial authority of Canada, as the case may be, of organization certifying as to the subsistence in good standing of such Designated Loan Party in such states, provinces or other applicable jurisdiction;

                                    (ix) a certificate of an Authorized Officer
         of each Loan Party certifying that the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational documents delivered to the Collateral Agent pursuant to the Existing Financing Agreement remain in full force and effect and have not been amended or modified since the Effective Date, in the case of the Borrowers, and December 31, 2003, in the case of the other Loan Parties;

                                    (x) a modification (each a "Modification")
         to each Mortgage necessary or desirable in order to maintain perfection and priority of the Lien granted by such Mortgage, referencing, as necessary, this Amendment, duly executed by the applicable Loan Party, with respect to each Facility subject to such Mortgage; and

                                    (xi) such other agreements, instruments,
         approvals, opinions and other documents as the Collateral Agent may reasonably request.

                           (c) Proceedings. All proceedings in connection with
the transactions contemplated by this Amendment, and all documents incidental hereto, shall be reasonably satisfactory to the Collateral Agent and its counsel.

                           (d) Fees, Etc. The Borrowers shall have paid all fees
(including without limitation, the fees pursuant to the Additional Supplemental Term Loan Fee Letter and the Supplemental Revolver Fee Letter), costs, expenses and taxes then payable by the Borrowers pursuant to the Financing Agreement and the other Loan Documents, including, without limitation, Section 2.06 and 12.04 of the Financing Agreement.

                  4. Further Agreement. The Borrowers further agree to deliver to the Collateral Agent, within forty-five (45) days after the Second Amendment Effective Date, (i) a valid and effective title insurance policy issued by a company and agent acceptable to the Collateral Agent (A) insuring the priority, amount and sufficiency of the Mortgages, as amended by the Modifications, (B) insuring against matters that would be disclosed by surveys and (C) containing any legally available endorsements, assurances or affirmative coverage reasonably requested by the Collateral Agent for protection of its interests and
(ii) evidence of delivery of each Modification in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder.

                  5. Representations and Warranties. Each Loan Party represents and warrants to the Agents, the Lenders and the L/C Issuer as follows:

                           (a) Organization, Good Standing, Etc. Each Loan Party
(i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state, province or other applicable jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, to execute and deliver this Amendment and each Loan Document to which it is a party, and to consummate the transactions contemplated thereby and, in the case of the Borrowers, to make the borrowings under the Financing Agreement, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

                           (b) Authorization, Etc. The execution, delivery and
performance by each Loan Party of this Amendment and the performance by each Loan Party of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, which, in the case of this clause (iv), is reasonably expected to have a Material Adverse Effect.

                           (c) Governmental Approvals. No authorization or
approval or other action by, and no notice to or filing with, any Governmental Authority is required as a condition to the (i) due execution, delivery and performance by any Loan Party of this Amendment or (ii) performance by each Loan Party of the Financing Agreement, as amended hereby.

                           (d) Enforceability of Loan Documents. Each of this
Amendment and the Financing Agreement, as amended hereby, and the other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and principles of equity.

                           (e) Representations and Warranties; No Default. The
representations and warranties contained herein, in Article VI of the Financing Agreement and in each other Loan Document are true and correct on and as of the Second Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and no Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date either immediately before or after giving effect to this Amendment in accordance with its terms.

                  6. Continued Effectiveness of the Financing Agreement.

                           (a) Ratifications. Except as otherwise expressly
provided herein, (i) the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Second Amendment Effective Date (A) all references in the Financing Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment and (B) all references in the other Loan Documents to the "Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the

Financing Agreement as amended by this Amendment, (ii) to the extent that the Financing Agreement or any other Loan Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent, a security interest in or lien on, any collateral as security for the Obligations or Guaranteed Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and (iii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents or the Lenders under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document.

                           (b) No Waivers. This Amendment is not a waiver of, or
consent to, any Default or Event of Default now existing or hereafter arising under the Financing Agreement or any other Loan Document and the Agents and the Lenders expressly reserve all of their rights and remedies under the Financing Agreement and the other Loan Documents, under applicable law or otherwise.

                           (c) Amendment as Loan Document. Each Loan Party
confirms and agrees that this Amendment shall constitute a Loan Document under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if any representation or warranty made or deemed made by any Loan Party under or in connection with this Amendment shall have been incorrect in any material respect when made or deemed made or if any Loan Party fails to perform or comply with any covenant or agreement contained herein.

                  7. Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent, any Lender or the L/C Issuer (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent, each Lender and the L/C Issuer has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agents, the Lenders and the L/C Issuer wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents', the Lenders' and the L/C Issuer's rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and the L/C Issuer and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Second Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent, any Lender or the L/C

Issuer contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

                  8. New Lender. Upon the effectiveness of this Amendment, Upper Columbia Capital Company, LLC will be a "Lender" under the Financing Agreement and the other Loan Documents, agrees to be bound by the terms and conditions of the Financing Agreement and the other Loan Documents and will have all of the rights and obligations of a Lender under the Financing Agreement and the other Loan Documents.

                  9. Miscellaneous.

                           (a) Counterparts. This Amendment may be executed in
any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

                           (b) Headings. Section and paragraph headings herein
are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                           (c) Governing Law. This Amendment shall be governed
by, and construed in accordance with, the laws of the State of New York.

                           (d) Expenses. Allied Systems will pay on demand all
reasonable fees, costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Agents.

      [remainder of page intentionally left blank; signature pages follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                               BORROWERS:

                                               ALLIED HOLDINGS, INC.

                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                               ALLIED SYSTEMS, LTD. (L.P.)

                                               By: Allied Automotive Group, Inc

                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:




                                               GUARANTORS:

                                               ALLIED AUTOMOTIVE GROUP, INC.
                                               ALLIED FREIGHT BROKER, LLC
                                               ALLIED SYSTEMS (CANADA) COMPANY
                                               AXIS ARETA, LLC
                                               AXIS CANADA COMPANY
                                               AXIS GROUP, INC.
                                               AXIS NETHERLANDS, LLC
                                               COMMERCIAL CARRIERS, INC.
                                               CORDIN TRANSPORT, LLC
                                               CT SERVICES, INC.
                                               F.J. BOUTELL DRIVEAWAY LLC
                                               GACS INCORPORATED
                                               KAR-TAINER INTERNATIONAL, LLC
                                               QAT, INC.
                                               RMX LLC
                                               TERMINAL SERVICE LLC
                                               TRANSPORT SUPPORT, LLC

                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

                    SECOND AMENDMENT TO FINANCING AGREEMENT

                                               COLLATERAL AGENT AND LENDER:

                                               ABLECO FINANCE LLC

                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:







                    SECOND AMENDMENT TO FINANCING AGREEMENT

                                           ADMINISTRATIVE AGENT AND LENDER:

                                           WELLS FARGO FOOTHILL, INC., formerly
                                           known as Foothill Capital Corporation

                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:






                    SECOND AMENDMENT TO FINANCING AGREEMENT

                                    LENDERS:

                                    A3 FUNDING LP

                                    By: A3 Fund Management LLC,
                                        its General Partner

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    STYX INTERNATIONAL, LTD.

                                    By: Partridge Hill Overseas Management, LLC,
                                        as Investment Manager

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    THE LONG HORIZONS OVERSEAS FUND, LTD.

                                    By: Old Stand Management, L.L.C.,
                                        as Investment Manager

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:






                    SECOND AMENDMENT TO FINANCING AGREEMENT

                                    A4 FUNDING LP

                                    By: A4 Fund Management Inc.,
                                        its General Partner

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:






                    SECOND AMENDMENT TO FINANCING AGREEMENT

                                    ADAMS STREET CBO 1998-1, LTD.

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:



                                    1888 FUND, LTD.

                                    By: Guggenheim Investment Management,
                                        LLC as Collateral Manager

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    FORTWIRTH CDO LTD.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    MAGMA CDO LTD.

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:



                    SECOND AMENDMENT TO FINANCING AGREEMENT

                                    STELLAR FUNDING, LTD.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:



                    SECOND AMENDMENT TO FINANCING AGREEMENT

                                    UPPER COLUMBIA CAPITAL COMPANY, LLC


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:




                    SECOND AMENDMENT TO FINANCING AGREEMENT

                                     FORTRESS CREDIT
                                     OPPORTUNITIES I LP

                                     By: Fortress Credit Opportunities I GP LLC,
                                     its general partner

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    DB SPECIAL OPPORTUNITIES LLC

                                    By: Drawbridge Special Opportunities
                                        Advisors LLC, its Authorized Signatory

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    FORTRESS CREDIT
                                    OPPORTUNITIES II LP

                                    By: Fortress Credit Opportunities II GP LLC,
                                    its general partner


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:





                    SECOND AMENDMENT TO FINANCING AGREEMENT

                                    CONGRESS FINANCIAL CORPORATION
                                    (CENTRAL)


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:






                    SECOND AMENDMENT TO FINANCING AGREEMENT

                                      STANDARD FEDERAL BANK NATIONAL ASSOCIATION

                                    By: LaSalle Business Credit, LLC, a Delaware
                                        Limited liability company, successor by
                                        merger to LaSalle Business Credit, Inc.,
                                        a Delaware corporation, as Agent

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:





                    SECOND AMENDMENT TO FINANCING AGREEMENT

                                    TEXTRON FINANCIAL CORPORATION


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:





                    SECOND AMENDMENT TO FINANCING AGREEMENT

                                    HCM/Z SPECIAL OPPORTUNITIES LLC,
                                    formerly known as HZ Special Opportunities
                                    LLC

                                    By: Highbridge Capital Management, LLC

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:





                    SECOND AMENDMENT TO FINANCING AGREEMENT

                                    BERNARD GLOBAL LOAN INVESTORS, LTD.,
                                    formerly known as Bernard Leveraged
                                    Loan Investors, Ltd.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:



                                    BERNARD NATIONAL LOAN INVESTORS, LTD.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:





                    SECOND AMENDMENT TO FINANCING AGREEMENT

                                     ANNEX A


                                SCHEDULE 1.01(A)

                       LENDERS AND LENDERS' COMMITMENTS*


                                                          % of Total
                                           Revolving       Revolving                       % of Total     Supplemental
                                             Credit         Credit        Outstanding     Outstanding      Term Loan
Name and Address                           Commitment     Commitment       Term Loan       Term Loan       Commitment
----------------                           ----------     ----------      -----------     -----------     ------------
Ableco Finance LLC                           - 0 -           - 0 -       $14,674,541.15      19.80%      $12,002,000.00
299 Park Avenue, 23rd Floor
New York, New York 10171

-----------------------------------------------------------------------------------------------------------------------
A3 Funding LP                                - 0 -           - 0 -           - 0 -           - 0 -           - 0 -
299 Park Avenue, 23rd Floor
New York, New York 10171

-----------------------------------------------------------------------------------------------------------------------
A4 Funding LP                                - 0 -           - 0 -       $ 5,958,753.09       8.04%          - 0 -
-----------------------------------------------------------------------------------------------------------------------
299 Park Avenue, 23rd Floor
New York, New York 10171

-----------------------------------------------------------------------------------------------------------------------
Styx International, Ltd.                     - 0 -           - 0 -       $17,692,818.40      23.88%          - 0 -
299 Park Avenue, 23rd Floor
New York, New York 10171

-----------------------------------------------------------------------------------------------------------------------
The Long Horizons Overseas Fund, Ltd.        - 0 -           - 0 -       $ 6,142,193.87       8.29%          - 0 -
299 Park Avenue, 23rd Floor
New York, New York 10171
-----------------------------------------------------------------------------------------------------------------------
Adams Street CBO 1998-1, Ltd.                - 0 -           - 0 -       $ 3,705,074.70       5.00%          - 0 -
135 West 57th Street, 9th Floor
New York, New York 10022

-----------------------------------------------------------------------------------------------------------------------
1888 Fund, Ltd.                              - 0 -           - 0 -       $ 2,208,224.52       2.98%          - 0 -
135 West 57th Street, 9th Floor
New York, New York 10022

-----------------------------------------------------------------------------------------------------------------------

                                                                                % of
                                               % of          Additional       Additional
                                           Supplemental     Supplemental     Supplemental
                                             Term Loan        Term Loan        Term Loan      % of Total
Name and Address                            Commitment       Commitment       Commitment      Commitment
----------------                           ------------     ------------     ------------     ----------
Ableco Finance LLC                            60.01%            - 0 -            - 0 -          12.76%
299 Park Avenue, 23rd Floor
New York, New York 10171

---------------------------------------------------------------------------------------------------------
A3 Funding LP                                  - 0 -        $15,002,500         60.01%           7.17%
299 Park Avenue, 23rd Floor
New York, New York 10171

---------------------------------------------------------------------------------------------------------
A4 Funding LP                                  - 0 -            - 0 -            - 0 -           2.85%
---------------------------------------------------------------------------------------------------------
299 Park Avenue, 23rd Floor
New York, New York 10171

---------------------------------------------------------------------------------------------------------
Styx International, Ltd.                       - 0 -            - 0 -            - 0 -           8.46%
299 Park Avenue, 23rd Floor
New York, New York 10171

---------------------------------------------------------------------------------------------------------
The Long Horizons Overseas Fund, Ltd.          - 0 -            - 0 -            - 0 -           2.94%
299 Park Avenue, 23rd Floor
New York, New York 10171
---------------------------------------------------------------------------------------------------------
Adams Street CBO 1998-1, Ltd.                  - 0 -            - 0 -            - 0 -           1.77%
135 West 57th Street, 9th Floor
New York, New York 10022

---------------------------------------------------------------------------------------------------------
1888 Fund, Ltd.                                - 0 -            - 0 -            - 0 -           1.06%
135 West 57th Street, 9th Floor
New York, New York 10022

---------------------------------------------------------------------------------------------------------

---------------

* The Lenders and Lenders' Commitments listed herein are current as of April 13, 2005 and take into account permanent repayments of the Term Loan since the Effective Date.


                    SECOND AMENDMENT TO FINANCING AGREEMENT


                                                          % of Total
                                           Revolving       Revolving                       % of Total     Supplemental
                                             Credit         Credit        Outstanding     Outstanding      Term Loan
Name and Address                           Commitment     Commitment       Term Loan       Term Loan       Commitment
----------------                           ----------     ----------      -----------     -----------     ------------
Fortwirth CDO Ltd.                           - 0 -           - 0 -       $ 3,705,074.70       5.00%          - 0 -
135 West 57th Street, 9th Floor
New York, New York 10022

----------------------------------------------------------------------------------------------------------------------
Magma CDO Ltd.                               - 0 -           - 0 -       $ 1,482,029.88       2.00%          - 0 -
135 West 57th Street, 9th Floor
New York, New York 10022

----------------------------------------------------------------------------------------------------------------------
Stellar Funding, Ltd.                        - 0 -           - 0 -           - 0 -           - 0 -       $ 2,996,000
135 West 57th Street, 9th Floor
New York, New York 10022
----------------------------------------------------------------------------------------------------------------------
Upper Columbia Capital Company, LLC          - 0 -           - 0 -           - 0 -           - 0 -           - 0 -
----------------------------------------------------------------------------------------------------------------------
135 West 57th Street, 23rd Floor
New York, New York 10022
----------------------------------------------------------------------------------------------------------------------
Fortress Credit Opportunities I LP           - 0 -           - 0 -       $ 4,260,835.90       5.75%      $ 2,000,000
1251 Avenue of the Americas, 16th Floor
New York, New York  10020

Fortress Credit Opportunities II LP          - 0 -           - 0 -       $ 3,149,313.49       4.25%          - 0 -
1251 Avenue of the Americas, 16th Floor
New York, New York  10020

----------------------------------------------------------------------------------------------------------------------
DB Special Opportunities LLC                 - 0 -           - 0 -       $ 3,705,074.70       5.00%      $ 1,000,000
1251 Avenue of the Americas, 16th Floor
New York, New York  10020

----------------------------------------------------------------------------------------------------------------------
Bernard National Loan Investors, Ltd.        - 0 -           - 0 -       $ 2,452,759.45       3.31%      $   662,000
9 West 57th Street
New York, New York  10019

----------------------------------------------------------------------------------------------------------------------
Bernard Global Loan Investors, Ltd.          - 0 -           - 0 -       $ 4,031,121.27       5.44%      $ 1,088,000
ABNAMRO/LaSalle Bank
CDO Trust Services
135 S. LaSalle Street, Suite 1625
Chicago, Illinois  60603
----------------------------------------------------------------------------------------------------------------------

                                                                                    % of
                                                   % of          Additional       Additional
                                               Supplemental     Supplemental     Supplemental
                                                 Term Loan        Term Loan        Term Loan      % of Total
Name and Address                                Commitment       Commitment       Commitment      Commitment
----------------                               ------------     ------------     ------------     ----------
Fortwirth CDO Ltd.                                - 0 -            - 0 -            - 0 -           1.77%
135 West 57th Street, 9th Floor
New York, New York 10022

------------------------------------------------------------------------------------------------------------
Magma CDO Ltd.                                    - 0 -            - 0 -            - 0 -           0.71%
135 West 57th Street, 9th Floor
New York, New York 10022

------------------------------------------------------------------------------------------------------------
Stellar Funding, Ltd.                            14.98%            - 0 -            - 0 -           1.43%
135 West 57th Street, 9th Floor
New York, New York 10022
------------------------------------------------------------------------------------------------------------
Upper Columbia Capital Company, LLC               - 0 -        $ 3,745,000         14.98%           1.79%
------------------------------------------------------------------------------------------------------------
135 West 57th Street, 23rd Floor
New York, New York 10022
------------------------------------------------------------------------------------------------------------
Fortress Credit Opportunities I LP               10.00%        $ 2,500,000         10.00%           4.19%
1251 Avenue of the Americas, 16th Floor
New York, New York  10020

Fortress Credit Opportunities II LP               - 0 -            - 0 -            - 0 -           1.51%
1251 Avenue of the Americas, 16th Floor
New York, New York  10020

------------------------------------------------------------------------------------------------------------
DB Special Opportunities LLC                      5.00%        $ 1,250,000          5.00%           2.85%
1251 Avenue of the Americas, 16th Floor
New York, New York  10020

------------------------------------------------------------------------------------------------------------
Bernard National Loan Investors, Ltd.             3.31%        $   827,500          3.31%           1.88%
9 West 57th Street
New York, New York  10019

------------------------------------------------------------------------------------------------------------
Bernard Global Loan Investors, Ltd.               5.44%        $ 1,360,000          5.44%           3.10%
ABNAMRO/LaSalle Bank
CDO Trust Services
135 S. LaSalle Street, Suite 1625
Chicago, Illinois  60603

------------------------------------------------------------------------------------------------------------

                    SECOND AMENDMENT TO FINANCING AGREEMENT


                                                          % of Total
                                           Revolving       Revolving                       % of Total     Supplemental
                                             Credit         Credit        Outstanding     Outstanding      Term Loan
Name and Address                           Commitment     Commitment       Term Loan       Term Loan       Commitment
----------------                           ----------     ----------      -----------     -----------     ------------
Wells Fargo Foothill, Inc.               $30,000,000.00       33.3333%           - 0 -       - 0 -           - 0 -
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California  90404

----------------------------------------------------------------------------------------------------------------------
Congress Financial Corporation           $24,000,000.00       26.6667%           - 0 -       - 0 -           - 0 -
(Central)
150 South Wacker Drive, Suite 2200
Chicago, Illinois  60606-4401

----------------------------------------------------------------------------------------------------------------------
Textron Financial Corporation            $15,000,000.00       16.6667%           - 0 -       - 0 -           - 0 -
4550 North Point Parkway, Suite 400
Alpharetta, Georgia  30022

----------------------------------------------------------------------------------------------------------------------
Standard Federal Bank National           $18,750,000.00       20.8333%           - 0 -       - 0 -           - 0 -
Association
3060 Peachtree Road, Suite 890
Atlanta, Georgia  30305

----------------------------------------------------------------------------------------------------------------------
HCM/Z Special Opportunities LLC          $ 2,250,000.00        2.5000%   $   933,678.82       1.26%      $   252,000
9 West 57th Street
New York, New York  10019

----------------------------------------------------------------------------------------------------------------------
                                         $90,000,000.00           100%   $74,101,493.94       100%      $ 20,000,000
                                         ==============           ===    ==============       ===       ============

                                                                                    % of
                                                   % of          Additional       Additional
                                               Supplemental     Supplemental     Supplemental
                                                 Term Loan        Term Loan        Term Loan      % of Total
Name and Address                                Commitment       Commitment       Commitment      Commitment
----------------                               ------------     ------------     ------------     ----------
Wells Fargo Foothill, Inc.                        - 0 -            - 0 -            - 0 -          14.35%
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California  90404

------------------------------------------------------------------------------------------------------------
Congress Financial Corporation                    - 0 -            - 0 -            - 0 -          11.48%
(Central)
150 South Wacker Drive, Suite 2200
Chicago, Illinois  60606-4401

------------------------------------------------------------------------------------------------------------
Textron Financial Corporation                     - 0 -            - 0 -            - 0 -           7.17%
4550 North Point Parkway, Suite 400
Alpharetta, Georgia  30022

------------------------------------------------------------------------------------------------------------
Standard Federal Bank National                    - 0 -            - 0 -            - 0 -           8.97%
Association
3060 Peachtree Road, Suite 890
Atlanta, Georgia  30305

------------------------------------------------------------------------------------------------------------
HCM/Z Special Opportunities LLC                   1.26%        $   315,000          1.26%           1.79%
9 West 57th Street
New York, New York  10019

------------------------------------------------------------------------------------------------------------
                                                   100%        $25,000,000          100%             100%
                                                   ===         ===========          ===              ===


                    SECOND AMENDMENT TO FINANCING AGREEMENT